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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use in Amendment No. 1 to the Registration Statement (No. 333-52459) of Cost-U-Less, Inc. on Form S-1 of our report dated April 4, 1996 (May 8, 1998 as to Notes 1, 6 and 7, and May 13, 1998 as to Note 11) on the consolidated financial statements of Cost-U-Less, Inc. as of December 31, 1995 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

June 5, 1998